FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010 (March 25, 2010)

ESSEX PROPERTY TRUST, INC.
(Exact name of registrant as specified in its charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State of Incorporation)	(I.R.S Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 25, 2010, Essex Property Trust, Inc. (“Essex”) entered into two equity distribution agreements, the first with Cantor Fitzgerald & Co. (the “Cantor Agreement”) and the second with KeyBanc Capital Markets Inc. (individually referred to as the “KeyBanc Agreement”, and, collectively, with the Cantor Agreement, referred to as the “Equity Agreements”).  Essex entered into the Equity Agreements for the purpose of selling shares of common stock in at-the-market offerings or negotiated transactions from time to time.  Essex may offer up to 5,175,000 shares of common stock pursuant to the Equity Agreements.

A copy of the Cantor Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the KeyBanc Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

10.1	Equity Distribution Agreement between Essex Property Trust, Inc. and Cantor Fitzgerald & Co. dated March 25, 2010

10.2	Equity Distribution Agreement between Essex Property Trust, Inc. and KeyBanc Capital Markets Inc. dated March 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Essex Property Trust, Inc.

/s/ Michael T. Dance
Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer
Date: March 25, 2010